UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 21, 2001

Commission file number 1-3295

MINERALS TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization) The Chrysler Building 405 Lexington Avenue New York, New York (address of principal executive office)	25-1190717 (I.R.S. Employer Identification Number)
10174-1901 (Zip Code)

(212) 878-1800
(Registrant's telephone number including area code)

Items 1-8.    Not Applicable

Item 9.         Regulation FD Disclosure

        On May 21, 2001, Minerals Technologies Inc. sent a letter to Mr. Eric D. Roiter, General Counsel, FMR Co., regarding the company's intention to modify the proposed 2001 Stock Award and Incentive Plan which is set forth as Appendix 2 to the proxy statement dated March 30, 2001. A copy of the letter is attached to this Current Report on Form 8-K as Exhibit 99. This information is not to be considered "filed" for purposes of Section 18 of the Exchange Act of 1934 or otherwise subject to the liabilities of that Section, and is not incorporated by reference into the company's other filings pursuant to the Securities Exchange Act of 1934.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MINERALS TECHNOLOGIES INC.

By:    S. Garrett Gray
         S. Garrett Gray
         Vice President, General Counsel
         and Secretary

Date: May 21, 2001

EXHIBIT INDEX

Exhibit No.	Description
99	Letter to Eric D. Roiter dated May 21, 2001